EXHIBIT 16

TIMOTHY L. STEERS                               The River Forum
CERTIFIED PUBLIC ACCOUNTANT, LLC                4380 S.W. Macadam, Suite 210
                                                Portland, Oregon 97239-6404

                                                Phone: 503/274-6296
                                                Fax:   503/274-6297
                                                E-mail: tim@steerscpa.com








Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-K dated February 27, 2004 of California Clean Air, Inc. and are in agreement with the statements contained in paragraphs (a)(ii) and (iv) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                /s/ TIMOTHY L. STEERS, CPA, LLC

February 27, 2004